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                                                                    EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE

Media Contact:                                    INVESTOR CONTACT:
Perot Systems Corporation                         Perot Systems Corporation
Kristi Adams                                      John Lyon
972-340-5319 tel                                  972-340-6132 tel
972-340-5114 fax                                  972-340-6790 fax
kristi.adams@ps.net                               john.lyon@ps.net




[PEROT SYSTEMS LOGO]          PEROT SYSTEMS ACQUIRES ARS
Perot Systems Corporation
12404 Park Central Drive
Dallas, Texas 75251
972.340.5000

            ACQUISITION WILL ENHANCE PEROT SYSTEMS' BUSINESS PROCESS OUTSOURCING SERVICES AND CAPABILITIES IN HEALTHCARE INDUSTRY



         Dallas, TX - July 16, 2001 -- Perot Systems Corporation (NYSE: PER) and Advanced Receivables Strategy, Inc. (ARS) today announced that they have entered into a definitive agreement for Perot Systems to acquire substantially all of ARS' assets.


         Through its accounts receivable management service offerings, which range from consulting services to complete business office outsourcing, ARS helps its hospital clients optimize revenue, improve cash flow, and strengthen their financial position. ARS' team of more than 650 associates with hospital-based experience will become a new dimension within Perot Systems' expanding Business Process Outsourcing offering. This line of business for Perot Systems focuses on improving the processes surrounding the healthcare revenue cycle, from both the payor and now the provider perspective.


         "Healthcare is one of our strategic business units and we are committed to expanding our business process capabilities for this industry through acquisitions such as ARS," said Ross Perot, Jr., president and CEO of Perot Systems. "Perot Systems will continue expanding our IT-enabled business process capabilities through acquisitions such as ARS."


         Howard Kirshner, ARS president, said, "The revenue cycle of a hospital, and the cash associated with it, is a hospital's life blood. Combining the information system capabilities of Perot Systems with the business process skills of ARS dramatically improves our ability to strengthen the financial position of our hospital clients. "


         "Our healthcare team was very fortunate to have found the perfect cultural and business match in ARS," said Chuck Lyles, Perot Systems vice president of the Healthcare Industry Group. "The combination of our information



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         Perot Systems Acquires ARS                                      page 2

         technology and revenue cycle management services will enable us to provide a powerful new dimension and value to our healthcare provider clients. As hospitals continue to look to outsource non-core functions, Perot Systems will be ready with a unique combination of IT and business services and risk-based relationship models."


         Perot Systems expects revenue for this acquisition to be between $11 and $16 million for the third quarter of 2001 and between $12 and $17 million for the fourth quarter of 2001. The acquisition is expected to be earnings per share accretive.


         The consummation of the transaction is subject to customary conditions.


         ABOUT ADVANCED RECEIVABLES STRATEGY, INC.


         Advanced Receivables Strategy is the largest independent provider of on-site accelerated recovery services in the United States.


         Through its back-office service offerings, ARS focuses on the hospital revenue cycle helping clients to optimize revenue, improve cash flow and strengthen their financial position. Between 1994 and 1999, ARS has helped bring in more than $4.5 billion in accounts receivable, representing more than 250 accelerated claims recovery projects.


         ARS is based in suburban Nashville, Tennessee, with regional offices in Minneapolis and Atlanta.


         ABOUT PEROT SYSTEMS


         Perot Systems is a worldwide provider of information technology services and business solutions. Through its flexible and collaborative approach, Perot Systems integrates expertise from across the company to deliver custom solutions that enable clients to accelerate growth, streamline operations, and create new levels of customer value. Headquartered in Dallas, Texas, Perot Systems has more than 400 clients and reported 2000 revenue of $1.1 billion. The company has more than 8,000 Associates located in the United States, Europe, and Asia. Additional information on Perot Systems is available at http://www.perotsystems.com


         Statements contained within this press release may contain forward-looking statements, which involve risks and uncertainties that may cause actual results to vary from those contained in the forward-looking statements. In some cases, you can identify such forward-looking statements by terminology such as "may," "will," "could," "forecasts," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue."



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         Perot Systems Acquires ARS                                      page 3

         In evaluating all forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as: Perot Systems' and ARS' ability to achieve future sales and consummate acquisitions; the loss of major clients; changes in its UBS relationship and variability of revenue and expense associated with its largest customer; growing start-up businesses; the highly competitive market in which Perot Systems and ARS operate; the variability of quarterly operating results; changes in technology; and risks related to international operations. Please refer to the Perot Systems Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the U.S. Securities and Exchange Commission and available at www.sec.gov, for additional information regarding risk factors. Perot Systems disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise.


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